EXHIBIT 99.1

CHARTERMAC REPORTS FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS;

11.2% INCREASE IN CASH AVAILABLE FOR DISTRIBUTION PER COMMON SHARE

New York, NY – March 3, 2005 – CharterMac (the “Company”) (AMEX: CHC) today announced financial results for its fourth quarter and year ended December 31, 2004.

“During 2004, CharterMac continued to execute its business plan in a precise and disciplined manner, and, as a result, our cash available for distribution (“CAD”) per share grew 11.2% over 2003,” commented Stuart Boesky, Chief Executive Officer of CharterMac. “This is our seventh consecutive year of solid CAD per share growth. The Company’s total business volume increased 28.1% in 2004, and we had record years in both our fund management and mortgage banking subsidiaries. In addition, we continued to diversify our business lines and entered the pension fund advisory business through our strategic relationship with Capri Capital Advisors.”

Added Marc Schnitzer, President of CharterMac, “Looking to 2005, we are working to expand our financing products to help us gain additional market share in our core businesses and to broaden into other business lines that fall within CharterMac’s core competency. We intend to build upon our proven strengths in real estate underwriting and risk management and believe we are well positioned to continue our growth during 2005.”

Financial Highlights

CharterMac reported total revenues of approximately $67.4 million and $232.9 million for the three and twelve months ended December 31, 2004, respectively. Adjusted to exclude the impact of consolidated Variable Interest Entities (“VIEs”), as discussed below, total revenues for the three and twelve months ended December 31, 2004, were approximately $74.0 million and $253.0 million, which represent increases of approximately 44.4% and 66.2% as compared to total revenues of approximately $51.2 million and $152.2 million for the three and twelve months ended December 31, 2003, respectively.

For the three and twelve months ended December 31, 2004, CharterMac earned net income applicable to shareholders of approximately $17.1 million and $62.0 million, respectively, representing increases of approximately 25.0% and 1.2% as compared to net income applicable to shareholders of approximately $13.7 million and $61.2 million for the three and twelve months ended December 31, 2003, respectively. On a diluted per share basis, net income applicable to shareholders was $0.29 and $1.12 for the three and twelve months ended December 31, 2004, respectively, which represents an increase of approximately 7.4% as compared to net income applicable to shareholders of $0.27 for the three months ended December 31, 2003, and which represents a decrease of approximately 14.5% as compared to net income applicable to shareholders of $1.31 for the twelve months ended December 31, 2003, respectively. The net income results in 2004 reflect significant non-cash amortization expenses stemming from the Related Capital Company (“RCC”) acquisition in late 2003. While a smaller amount of these expenses was recorded in the latter part of 2003, the expenses reduced our net income per share incrementally by $0.02 and $0.39 for the three and twelve months ended December 31, 2004, respectively.

For the three and twelve months ended December 31, 2004, CharterMac’s CAD applicable to shareholders, a performance measure, was approximately $29.3 million and $103.6 million, respectively. CharterMac’s 2004 CAD results represent increases of approximately 25.4% and 31.5%, as compared with approximately $23.3 million and $78.8 million for the three and twelve months ended December 31, 2003, respectively. On a diluted per share basis, CAD applicable to shareholders was $0.50 and $1.88 for the three and twelve months ended December 31, 2004, respectively, representing increases of approximately 8.7% and 11.2% as compared to $0.46 and $1.69 for the three and twelve months ended December 31, 2003, respectively.

As previously reported, CharterMac adopted FASB Interpretation 46(R), effective March 31, 2004. As such, earnings results for the three and twelve months ended December 31, 2004, include the results of VIEs consolidated pursuant to the accounting change. As CharterMac has no equity interest in these VIEs, the net losses generated by the VIEs were allocated to their investors. The consolidation, therefore, has no impact on net income, although certain CharterMac revenues are eliminated in consolidation and revenues and expenses of the VIEs are reflected in the income statement. The reported revenue and expense totals may not be comparable to those of 2003 since the VIEs are only included in the income statement beginning April 1, 2004. In addition, CharterMac’s financial results for the first three quarters of 2003 do not include the results of RCC’s performance, as CharterMac acquired RCC in November of 2003.

Distribution Highlights

CharterMac increased its quarterly distribution twice during 2004, resulting in an increase of approximately 14.6% for the year. CharterMac’s present quarterly dividend on an annualized basis is $1.64 per share, which represents a 7.6% yield based upon the $21.45 per share closing price on March 2, 2005. For the year ended December 31, 2004, CharterMac estimates that approximately 90% of its distributions to common shareholders will be federally tax-exempt, resulting in a taxable equivalent yield of approximately 11.4% for a shareholder in a 35% tax bracket.

The following is a summary of the Company’s achievements in its core business lines.

Portfolio Investing

During the three months ended December 31, 2004, CharterMac acquired revenue bonds totaling approximately $73.9 million in par value. In addition to the revenue bonds, CharterMac entered into $41.0 million in forward funding commitments for financings totaling approximately $114.9 million in bond par value. These financings were secured by affordable multifamily housing properties aggregating 2,531 units.

For the twelve months ended December 31, 2004, CharterMac acquired revenue bonds and issued forward commitments aggregating approximately $401.7 million, secured by over 8,700 units of multifamily housing. CharterMac’s investment activity during 2004 was highlighted by the expansion of the Company’s national client base through noteworthy introductions into the Arizona, Kentucky, and Massachusetts markets. In addition, the Company pursued its goal of increasing its presence in the California market, the single largest bond market in the United States, through the introduction of new products and expanded marketing efforts in the area.

As of December 31, 2004, CharterMac had ownership interests in taxable and tax-exempt first mortgage revenue bonds and tax-exempt subordinate revenue bonds with a fair value of approximately $2.1 billion, secured by mortgages on over 46,300 multifamily housing units in 27 states and the District of Columbia. The tax-exempt first mortgage revenue bonds have a weighted average interest rate of 6.7%, a weighted average maturity of 35 years, and a weighted average pre-payment lockout of 12 years.

Fund Management

The primary facets of CharterMac’s fund management business – tax credit fund sponsorship and credit enhancement – ended the year 2004 on a very strong note. With respect to fund sponsorship, during the three months ended December 31, 2004, the Company raised tax credit equity of approximately $389.9 million through RCC, bringing the Company’s total tax credit equity raised during 2004 to approximately $1.1 billion. In addition to representing an increase of 28.5% over 2003, this accomplishment distinguished CharterMac as one of the first companies to surpass the $1 billion mark in tax credit equity raised during a calendar year. As noted above, RCC became a subsidiary of CharterMac in November of 2003.

In addition, during the fourth quarter, the Company made equity investments in tax credit properties totaling $211.8 million. These equity investments brought the Company’s total twelve-month investment activity to $727.1 million, which is an increase of approximately 21.9% as compared to 2003 and which enabled the Company to complete its record year.

Turning to credit enhancement, the Company closed its fourth low-income housing tax credit benefit guarantee transaction of 2004 during the three months ended December 31, 2004. The $61.4 million yield guarantee to a low-income housing tax credit fund that the Company also sponsored brought the Company’s credit enhancement volume to approximately $230.6 million for 2004, which represents an increase of 49.9% over the Company’s credit enhancement volume in 2003.

Also of particular note, the most recent low-income housing tax credit benefit guarantee transaction closed by CharterMac signified the launch of the Company’s new strategic relationship with IXIS Financial Products Inc. (“IXIS”), a highly rated financial institution that credit enhanced the obligation of the Company’s most recent transaction. As CharterMac moves into 2005, the Company anticipates growing and expanding its relationship with IXIS to provide better products and services to CharterMac’s investor and developer clients.

Mortgage Banking

CharterMac’s mortgage banking subsidiary originated approximately $347.6 million of loans during the three months ended December 31, 2004, bringing the Company’s total loan originations for the twelve months ended December 31, 2004, to approximately $1.0 billion. This volume of activity represents a 67.3% increase over the Company’s 2003 originations volume and brought the Company’s mortgage banking portfolio to over $4.1 billion as of December 31, 2004.

In addition to an expanded product offering and increased activity within its conduit business line, the Company’s record level of originations during 2004 was made possible through the vastly expanded national reach of its sales force and the opening of four new offices across the country. In addition, CharterMac consolidated the Company’s loan servicing departments into one centralized office in Jersey City, New Jersey, with the goal of making the servicing group more effective and lowering the servicing cost per loan.

The Company continues to move forward with the previously announced strategic mortgage banking relationship with Capri Capital Finance. While the formal completion of the transaction is anticipated to be finalized during the first quarter of 2005, CharterMac and Capri Capital Finance have been working closely together to integrate the companies’ respective mortgage banking businesses. In addition, in February, CharterMac’s mortgage banking subsidiary, PW Funding Inc., formally changed its name to CharterMac Mortgage Capital. The operations of Capri Capital Finance will be combined with those of CharterMac Mortgage Capital upon the transaction’s completion. This unified mortgage banking platform will enable the companies to benefit from economies of scale, grow the companies’ market share, and offer a broader array of products and services for the companies’ clients.

Management Conference Call

Management will conduct a conference call today to review the Company’s fourth quarter and year-end financial results for the period ended December 31, 2004. The conference call is scheduled for 11:00 a.m. Eastern Time. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 289-0544. For interested individuals unable to join the conference call, a replay of the call will be available through Monday, March 7, 2005, at (888) 203-1112 (Passcode 486471) or on our website, www.chartermac.com, through Thursday, March 17, 2005.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, which will be available in the Investor Relations section of the CharterMac website at www.chartermac.com.

About the Company

CharterMac, through its subsidiaries, is one of the nation’s leading full-service real estate finance companies, with a strong core focus on multifamily financing. CharterMac offers capital solutions to developers and owners of multifamily rental housing throughout the country and quality investment products to institutional and retail investors. For more information, please visit CharterMac’s website at www.chartermac.com or contact the Shareholder Services Department directly at 800-831-4826.

CHARTERMAC AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(Dollars in thousands)

	December 31,
	2004	2003
Revenue bonds - at fair value	$2,100,720	$1,871,009

Net addition to assets from consolidation of VIEs	$2,805,407	$—

Total assets	$5,759,291	$2,581,169

Liabilities:
Financing arrangements	$1,068,428	$900,008

Preferred shares of subsidiary (subject to mandatory repurchase)	$273,500	$273,500

Notes payable	$174,454	$153,350

Liabilities of consolidated VIEs	$1,307,093	$—

Total liabilities	$2,987,680	$1,471,313

Minority interests in subsidiaries	$269,952	$292,199

Preferred shares of subsidiary (not subject to mandatory repurchase)	$104,000	$—

Limited partners’ interests in consolidated VIEs	$1,501,519	$—

Total shareholders’ equity	$896,140	$817,657

	Three Months Ended December 31,
	2004			2003
	As Reported	Adjustments(1)	As Adjusted(1)
Total revenues	$67,383	$6,621	$74,004	$51,242

Interest expense	(13,139)	—	(13,139)	(12,010)
Depreciation and amortization	(7,854)	—	(7,854)	(5,082)
General and administrative	(29,590)	—	(29,590)	(20,281)
Loss on impairment of assets	(147)	—	(147)	—
Expenses and equity losses of consolidated VIEs	(71,337)	71,337	—	—
Equity in earnings of investments	207	—	207	554
Gain on sale of loans and repayment of revenue bonds	1,349	—	1,349	1,692

Income (loss) before allocations to preferred shareholders of subsidiary, special common units of subsidiary (“SCUs”), partners of consolidated entities, and minority interests	(53,128)	77,958	24,830	16,115

Income allocated to preferred shareholders, SCUs, and minority interests	(8,500)	—	(8,500)	(4,170)
Loss allocated to partners of consolidated VIEs	77,958	(77,958)	—	—

Income before income taxes	16,330	—	16,330	11,945
Income tax benefit	773	—	773	2,619

Net income	17,103	—	17,103	14,564
Income allocated to Manager	—	—	—	(880)

Net income available to shareholders	$17,103	$—	$17,103	$13,684

Net income per share
Basic	$0.30	$—	$0.30	$0.27

Diluted	$0.29	$—	$0.29	$0.27

Weighted average shares outstanding:
Basic	57,728	—	57,728	50,121

Diluted	58,194	—	58,194	50,256

	Twelve Months Ended December 31,
	2004			2003
	As Reported	Adjustments(1)	As Adjusted(1)
Total revenues	$232,854	$20,152	$253,006	$152,240

Interest expense	(49,736)	—	(49,736)	(33,367)
Depreciation and amortization	(30,407)	—	(30,407)	(11,926)
General and administrative	(100,826)	—	(100,826)	(40,943)
Loss on impairment of assets	(757)	—	(757)	(1,759)
Expenses and equity losses of consolidated VIEs	(199,798)	199,798	—	—
Equity in earnings of investments	1,938	—	1,938	2,219
Gain on sale of loans and repayment of revenue bonds	7,212	—	7,212	7,483

Income (loss) before allocations to preferred shareholders of subsidiary, SCUs, partners of consolidated entities, and minority interests	(139,520)	219,950	80,430	73,947

Income allocated to preferred shareholders, SCUs, and minority interests	(30,843)	—	(30,843)	(13,433)
Loss allocated to partners of consolidated VIEs	219,950	(219,950)	—	—

Income before income taxes	49,587	—	49,587	60,514

Income tax benefit	12,373	—	12,373	6,072

Net income	61,960	—	61,960	66,586
Income allocated to Manager	—	—	—	5,338

Net income available to shareholders	$61,960	$—	$61,960	$61,248

Net income per share
Basic	$1.13	$—	$1.13	$1.31

Diluted	$1.12	$—	$1.12	$1.31

Weighted average shares outstanding:
Basic	54,786	—	54,786	46,653

Diluted	55,147	—	55,147	46,735

Reconciliation of Net Income to Cash Available for Distribution (“CAD”) (2)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Net income available to shareholders	$17,103	$13,684	$61,960	$61,248
Revenues – amortization	743	754	2,810	2,755
Fees deferred for GAAP	5,823	10,333	27,096	14,924
Straight line yield	(863)	(446)	(2,895)	(809)
Depreciation and amortization expense	7,854	5,082	30,407	11,926
Gain on sale of loans	(967)	(1,073)	(6,805)	(7,749)
Loss on impairment of assets	147	—	757	1,759
Tax adjustment	(2,393)	(4,807)	(15,785)	(8,898)
Compensation cost – stock-based compensation	3,304	2,161	11,753	2,282
Difference between SCU distributions and income allocated to SCU holders	(1,669)	—	(6,329)	—
Other, net	180	(2,362)	662	1,353

CAD to Common and CRA Shareholders	$29,262	$23,326	$103,631	$78,791

(1)	As previously reported, CharterMac adopted FASB Interpretation 46(R), effective March 31, 2004. As such, earnings results for the three and twelve months ended December 31, 2004, include the results of Variable Interest Entities (“VIEs”) consolidated pursuant to the accounting change. As CharterMac has no equity interest in these VIEs, the net losses generated by the VIEs were allocated to their investors. The consolidation, therefore, has no impact on net income, although certain CharterMac revenues are eliminated in consolidation and revenues and expenses of the VIEs are reflected in the income statement. The reported revenue and expense totals may not be comparable to those of 2003 since the VIEs are only included in the income statement beginning April 1, 2004. The adjusted figures presented are not in accordance with generally accepted accounting principles (“GAAP”) but are presented for the purpose of comparability.
(2)	CharterMac believes that Cash Available for Distribution (“CAD”) is helpful to investors in measuring the performance of our Company. CAD represents net income (computed in accordance with GAAP), adjusted for:

•	Cash fees and other revenues received but deferred in accordance with GAAP. Fees recognized for CAD but deferred for GAAP purposes are generally earned over a period of time in connection with certain of our product lines, such as fund sponsorship, credit enhancement, and yield guarantees.

•	The effect of straight line revenue recognition of interest income on revenue bonds with fixed changes in interest rates.

•	Depreciation and amortization.

•	Gains and losses or sales of loans or repayment of revenue bonds.

•	Impairment losses.

•	The portion of tax benefit or provision that is not expected to be realized in cash.

•	Non-cash compensation expenses.

•	The difference between earnings allocated to SCUs in accordance with GAAP and distributions to SCU holders.

There is no generally accepted methodology for computing CAD, and the Company’s computation of CAD may not be comparable to CAD reported by other companies. CAD does not represent net cash provided by operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash provided from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indication of our ability to make cash distributions.

Certain statements in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac’s Annual Report on Form 10-K for the period ended December 31, 2003, and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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